Exhibit 4.28

SUPPLEMENTAL INDENTURE NO. 2 (this “Supplement”), dated as of November 30, 2006 is entered into by and among CONSTELLATION BRANDS, INC., a Delaware corporation (the “Company”), VINCOR INTERNATIONAL PARTNERSHIP, a Nevada general partnership, VINCOR INTERNATIONAL II, LLC, a Delaware limited liability company, VINCOR HOLDINGS, INC., a Delaware corporation, R.H. PHILLIPS, INC., a California corporation, THE HOGUE CELLARS, LTD., a Washington corporation, and VINCOR FINANCE, LLC, a Delaware limited liability company (collectively, the “New Guarantors” and each individually, a “New Guarantor”), and BNY MIDWEST TRUST COMPANY, as trustee (the “Trustee”).

RECITALS OF THE COMPANY AND THE NEW GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of August 15, 2006 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of August 15, 2006, providing for the issuance of the Company’s 7.25% Senior Notes due 2016 (the “First Supplemental Indenture, and collectively with the Base Indenture, the “Indenture”), pursuant to which the Guarantors have agreed to guarantee, jointly and severally, the full and punctual payment and performance when due of all Indenture Obligations in accordance with the applicable provisions of the Indenture;

WHEREAS, each New Guarantor is obligated, pursuant to Section 3.4 of the First Supplemental Indenture, to enter into this Supplement thereby guaranteeing the punctual payment and performance when due of all Indenture Obligations;

WHEREAS, pursuant to Section 8.1 of the First Supplemental Indenture, the Company, the New Guarantors and the Trustee may enter into this Supplement without the consent of any Holder;

WHEREAS, the execution and delivery of this Supplement have been duly authorized by all requisite action on the part of the Company and New Guarantors; and

WHEREAS, all conditions under the First Supplemental Indenture with respect to this Supplement have been complied with performed and fulfilled.

NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Securities, as follows:
ARTICLE ONE
THE NEW GUARANTEE

Section 1.01. For value received, each New Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the “New Guarantee”), jointly and severally among itself and the Guarantors, to the Trustee and the Holders, as if such New Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of the New Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this New Guarantee) in accordance with, and on the terms set forth in, the Indenture. The agreements made and obligations assumed hereunder by each New Guarantor shall constitute and shall be deemed to constitute a Guarantee under the Indenture and for all purposes of the Indenture, and such New Guarantor shall be considered a Guarantor for all purposes of the Indenture as if such New Guarantor was originally named therein as the Guarantor.

Section 1.02. The New Guarantee shall be released upon the occurrence of the events as provided in the Indenture.

Section 1.03. Each New Guarantor hereby waives, and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such New Guarantor under its Guarantee under the Indenture.

ARTICLE TWO
MISCELLANEOUS

Section 2.01. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Except as supplemented hereby, the Indenture (including the Guarantees incorporated therein) and the notes issued pursuant thereto are in all respects ratified and confirmed and all the terms and provisions thereof shall remain in full force and effect.

Section 2.02 This Supplement shall be effective as of the close of business on November 30, 2006.

Section 2.03. The recitals contained herein shall be taken as the statements of the Company and New Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.

Section 2.04. This Supplement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

Section 2.05. This Supplement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and attested all as of the day and year first above written.

CONSTELLATION BRANDS, INC.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Senior Vice President and Treasurer

Attest:

By:	/s/ Barbara J. LaVerdi
Name:	Barbara LaVerdi
Title:	VP, Associate General Counsel

VINCOR INTERNATIONAL PARTNERSHIP

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

Attest:

By:	/s/ Barbara J. LaVerdi
Name:	Barbara LaVerdi
Title:	Assistant Secretary

VINCOR INTERNATIONAL II, LLC

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

Attest:

By:	/s/ Barbara J. LaVerdi
Name:	Barbara LaVerdi
Title:	Assistant Secretary

VINCOR HOLDINGS, INC.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

Attest:

By:	/s/ Barbara J. LaVerdi
Name:	Barbara LaVerdi
Title:	Assistant Secretary

R.H. PHILLIPS, INC.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

Attest:

By:	/s/ Barbara J. LaVerdi
Name:	Barbara LaVerdi
Title:	Assistant Secretary

THE HOGUE CELLARS, LTD.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

Attest:

By:	/s/ Barbara J. LaVerdi
Name:	Barbara LaVerdi
Title:	Assistant Secretary

VINCOR FINANCE, LLC

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

Attest:

By:	/s/ Barbara J. LaVerdi
Name:	Barbara LaVerdi
Title:	Assistant Secretary

BNY MIDWEST TRUST COMPANY

By:	/s/ D. G. Donovan
Name:	D. G. Donovan
Title:	Vice President

Attest:

By:	/s/ L. Garcia
Name:	L. Garcia
Title:	Assistant Vice President